Exhibit 4.1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of November 14, 2017, by and among CareDx, Inc., a Delaware corporation with headquarters located at 3260 Bayshore Boulevard, Brisbane, California 94005 (the “Company”), and the investors listed on the Schedule of Investors attached hereto as EXHIBIT A (individually, an “Investor” and collectively, the “Investors”). Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in that certain Registration Rights Agreement, entered into as of July 3, 2017, by and among the Company and the Investors (the “Agreement”).

RECITALS

WHEREAS, the Company has entered into a Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement with each Investor dated November 14, 2017 (the “Fourth Amendments”);

WHEREAS, the Fourth Amendments will amend the Amendments to provide, among other things, that the Company shall not be obligated thereunder to issue additional shares of Common Stock to each Investor, and the Company and each Investor therefore desire to amend the Agreement to reflect that the registration rights provided thereunder apply only to the restricted shares of Common Stock that were issued by the Company to each Investor on July 3, 2017 pursuant to those certain Third Amendment to Conditional Share Purchase Agreement and Conversion Agreements by and between each Investor and the Company dated July 1, 2017;

WHEREAS, Section 4.5 of the Agreement provides, among other things, that no provision of the Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors; and

WHEREAS, the Company and the Investors desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and in reliance on the recitals set forth above, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

AGREEMENT

1.	Amendments to Agreement.

(a)	Paragraphs A, B and C in the Background in the Agreement are hereby amended and restated in their entirety as follows (and corresponding changes to the defined terms therein shall be deemed to made):

“A. Each Investor, severally and not jointly, has acquired from the Company such number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), set forth opposite such Investor’s name on EXHIBIT A, in each case pursuant to a Third Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated July 1, 2017, by and between such Investor and the Company (the “Third Amendments”).

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B. In connection with the execution and delivery of (i) a Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated November 14, 2017, by and between such Investor and the Company (the “Fourth Amendments”), and (ii) the Third Amendments, the Company has agreed to grant the Investors certain registration rights as set forth below.

C. The shares of Common Stock issued to the Investors pursuant to the Third Amendments are collectively referred to herein as the “Registrable Securities.”

(b)	The definition of “Initial Required Effectiveness Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Initial Required Effectiveness Date” means December 29, 2017.

(c)	Each reference in the Agreement to “the Amendments” in the definitions of “Closing” and “Closing Date” shall be replaced with a reference to “the Fourth Amendments”.

(d)	“Exhibit A” to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(e)	Subject to Sections 1(a) and 1(b) hereof, each reference in the Agreement to “the Amendment” or “the Amendments” shall be replaced with a reference to “the Third Amendment” or “the Third Amendments,” as applicable.

2.	Ratification; Continuing Effectiveness. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Agreement and shall become effective when executed and delivered by the Company and the Investors. Upon the effectiveness of this Amendment, all references in the Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Agreement, as modified by this Amendment.

3.

Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE

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ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

4.	Persons Entitled to Benefit of Agreement. This Amendment shall inure to the benefit of and be binding upon the Company and each Investor and their respective successors and permitted assigns.

5.	Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT as of the date first above written.

THE COMPANY:

CAREDX, INC.

By:	/s/ Peter Maag, Ph.D.
Name:	Peter Maag, Ph.D.
Title:	President and Chief Executive Officer

Address for Notices: 3260 Bayshore Blvd Brisbane, CA 94005 Facsimile No.: Telephone No.: Attn: Chief Executive Officer

With a copy to (which shall not constitute notice): Paul Hastings LLP
1117 S. California Avenue Palo Alto, CA 94304 Facsimile: (650) 320-1904 Telephone: (650) 320-1804 Attn: Jeffrey T. Hartlin

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

FASTPARTNER AB

By:	/s/ Sven-Olof Johansson

Name:	Sven-Olof Johansson
Title:	CEO

Address for Notices:

Facsimile No.:
Telephone No.:

Attn:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

MIDROC INVEST AB

By:	/s/ Göran Linder	/s/ David Sundin
Name:	Göran Linder	David Sundin
Title:	CEO	Authorized Signatory

Address for Notices:
P.O. Box 3002
SE 16903 Solna, SWE
Facsimile No.:	+4687331945
Telephone No.:	+46104707060

Attn:	G. Linder

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

XENELLA HOLDING AB

By:	/s/ Sven-Olof Johansson	/s/ Oscar Ahigren

Name:	Sven-Olof Johansson	Oscar Ahigren
Title:	Chairman	Director

Address for Notices:

Facsimile No.:
Telephone No.:

Attn:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Shares of Common Stock
FastPartner AB	424,184
Midroc Invest AB	476,463
Xenella Holding AB	121,897

TOTAL	1,022,544

A-1